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                                                                   EXHIBIT 4.1.2


                            CERTIFICATE OF AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                      MEWBOURNE ENERGY PARTNERS 98-A, L.P.


         The Certificate of Second Amendment to Certificate of Limited Partnership of MEWBOURNE ENERGY PARTNERS 98-A, L.P. (the "Partnership") is being executed and filed by the undersigned general partners under the Delaware Revised Uniform Limited Partnership Act.

                                  ARTICLE ONE

The name of the Partnership is MEWBOURNE ENERGY PARTNERS 98-A,L.P.

                                  ARTICLE TWO

         Article Four of the Certificate of Limited Partnership of the Partnership is hereby amended in its entirety to read as follows:

                  The name and business address of the managing general partner of the Partnership is Mewbourne Development Corporation, 3901 S. Broadway, Tyler, Texas 75701. The names of the investor general partners admitted to the Partnership are set forth on Exhibit A hereto. The business address of the investor general partners is 3901 S. Broadway, Tyler, Texas 75701.

         IN WITNESS WHEREOF, the undersigned, the Managing Partner by and through a duly authorized officer thereof acting for itself and as attorney-in-fact for each of the General Partners set forth on Exhibit A has executed this Certificate of Amendment to Certificate of Limited Partnership on this 20th day of November, 1998.

                                     MEWBOURNE DEVELOPMENT CORPORATION,
                                     acting for itself and as attorney-in-fact for each of the
                                     General Partners as set forth on Exhibit A



                                     By:     /s/ J. Roe Buckley
                                         --------------------------------------
                                             J. Roe Buckley, Treasurer

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                                   EXHIBIT A
                            GENERAL PARTNER INTEREST

                         MEWBOURNE ENERGY PARTNERS 98-A

Billy J. & Val Joyce Adams

Howard L. Baker, Jr. Trust
Howard L. Baker, Jr., Trustee

Albert D. Ballance

L. Walter Jr. & Joan B. Benjamin

Doris M. Bishop

Anne K. Blackman

Blackman Family Living Rev. Trust
James E. & Virginia M. Blackman, Trustees

Gerald K. Bodamer Trust
Gerald K. Bodamer, Trustee

Frederick W. Bode

Thomas C. Bode

William L. Brach

David P. & Martha A. Bragg Family Trust
David P. & Martha A. Bragg, Trustees

Ivor E. & Delores Bridge

Brook Family Trust
Arthur H. & Mary P. Brook, Trustees

Esther L. Bucher

Greg & Molly Bunton

J. Millard & Diane Burr

L. Robert Castorr

Chao Living Trust
Chia-Chun & Jean Chao, Trustees

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Philip W. Chao

David P. & Christine Chavoustie

Marcella H. Cleary Rev. Liv. Trust
Marcella H. Cleary, Trustee

Donald W. Cohen

Linda S. Cohen

Conrad Family Trust
William D. & Eloise D. Conrad, Trustees

Clare Crawford-Mason

Cleo I. Crouch, Jr. Rev. Liv. Trust
Cleo I. Crouch, Jr., Trustee

R. Russell Darby

Greg D. Davis

Paul I., Jr. & Patricia B. Detwiler

Michael & Kathleen O. Diesman Family Trust
Michael & Kathleen O. Diesman, Trustees

Anthony J. & Rosina Disalvo

Carlo J. Disalvo Living Trust
Carlo J. Disalvo Trustee

Eunice R. Dobbs

Eduardo & Felice Don

Timothy R. & Nancy L. Dorlac

Donald J. Dorr

Mary Lou Doyle

Floyd H. Echerd

Joseph V. & Sherry S. Elwell

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The Engle Trust
Charles V. & Marjorie C. Engle, Trustees
Sigo Falk

Louis E. Fettig Rev. Trust
Louis E. Fettig, Trustee

Dr. George Figacz Trust
Dr. George Figacz, Trustee

Mary M. Flauaus Rev. Liv. Trust
Mary M. Wurtz, Trustee

Alice Virginia D. Fletcher

Norma G. Frank

Stephen J. Fukayama

Edward Gilbert

Fred W. Jr. & Mary C. Gladbach

Dorothy I. Goggio Rev. Liv. Trust
Dorothy I. Goggio, Trustee

Margaret M. Goggio Trust
Margaret M. Goggio, Trustee

Lawrence S. & Jolande E. Goldberg

Anne R. Gregg Rev. Trust
Anne R. Gregg, Trustee

Walter E. Gregg Rev. Trust
Walter E. Gregg, Trustee

Alice Griffey Revocable Living Trust
Alice Griffey, Trustee
David L. & Diane M. Grubbs

George E. & Judy Guttschalk

Farzana S. Habib

Iris Halmos

Hamrick Family Trust


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Don E. & Gloria F. Hamrick, Trustees

Edwin F. Jr. & Carole M. Harne

Timothy A. Harrison Revocable Trust
Timothy A. Harrison, Trustee

Donald G. Heth Rev. Trust
Donald G. Heth, Trustee

Phillip E. & Elaine Heverin

Floyd and Alice Ho

Evelyn D. Hockmann

Larue A. & Amy M. Hoffman Family Trust
Amy M. Hoffman, Trustee

Paul & Ginger Hopwood

Jeanne C. Humke Living Trust
Rett Humke, Trustee

Larry S. & Beverly Humphries

Barbara G. Johnson

Janet R. Jokisch Rev. Living Trust
Janet R. Jokisch, Trustee

David K. Kennedy

Alan R. & Linda A. Kertz

Kevin P. Kertz

Rosemary Kinder Rev. Living Trust
Rosemary Kinder, Trustee

J. Paul Kitchens

William L. Kraus III

Anita L. Helfers Kuss

Richard D. Lind Rev. Living Trust


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Richard D. Lind, Trustee

Russell J. & Virginia C. Linsin

Edward G. Lippitt

Albert L., Jr. & Barbara A. Lock

John & Vera Lopez

Rose Lorie Trust
Richard A. Bishop, Trustee

Robert B. & Susan G. McKimens

C. Robert Meloni

John G. Mergner, Sr.

Virginia R. Minard Living Trust
Virginia R. Minard, Trustee

Robert E. Mortensen

Theodore & Beaty Mothershead Family Trust
Theodore & Beaty Mothershead, Trustees

Lynn D. Nelson

A. Robert Neurath

Lawrence L. Nichols

Gary M. & Delores Niemeyer

Timothy I. & Helen C. O'Hearn

Robert E. O'Neill Trust
Robert E. O'Neill, Trustee

Linda J. Ochenrider

M. Annette Penny

Loretta A. Perry Trust
Loretta A. Perry, Trustee

L. Gordon Pfefferkorn, Jr.


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Thomas M. Pisula

Danial L. Poel & Robbie L. Rose-Poel

Charles H. Powers

Martha Sue Powers

Katherine Rallo Trust
Katherine Rallo, Trustee

Sue Ellen Readinger

Melvin J. & Susan A. Rector

Jeannette A. Richards Family Trust
Jeannette A. Richards, Trustee

James F. Rinard

Lorraine A. Rollo Rev. Deed Trust
Lorraine A. Rollo, Trustee

Mary L. Ruddell

Susan Conforth Sack

Susan M. & Joseph A. Scalise, Jr.

Susan M. Scalise Rev. Liv. Trust
Susan M. Scalise, Trustee

Richard W. Schaftlein

Thomas P. & Rachel Schneider

Judy L. Schreiber

Loren R. Mosher

Michael F. Schuermann Rev. Liv. Trust
Michael F. Schuermann, Trustee

Kay R. Shirley

Catherine B. Simcoe Survivors Trust
Catherine B. Simcoe, Trustee


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John T. Skehan

James C. Smith, Jr. Revocable Trust
James C. Smith, Jr., Trustee

Edward T. Sprock Trust
Edward T. Sprock, Trustee

Ronald W. & Mary Jane Steele

Dolores L. Stolarski

Carol Straus

John H. Suchan Rev. Living Trust
John H. Suchan, Trustee

Gladyce Sumida

Jesse L. & Szwargulski Rev. Liv. Trust
Jesse L. & Charlene A. Szwargulski, Trustees

R. Glenn & Gretchen M. Taylor

David A. Thomas

Cary J. & Linda L. Thompson Rev. Liv. Trust
Cary J. & Linda L. Thompson, Trustees

Thompson Family Trust
Virgil R. Thompson, Trustee

Gary R. & Margaret S. Todd

Bernice K. Trulove Rev. Trust
Bernice K. Trulove, Trustee

Ka-Khy & Sayeda B. Tze

James E. Vaux, Jr.

Walter C. Wagner

Barbara Waldman

Robert E. & Diane F. Wamhoff Rev. Living Trust
Robert & Diane Wamhoff, Trustees


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Charles I. & Ann E. Welch Family Trust
Charles I. & Ann E. Welch, Trustees

Daniel J. Wiatr, DDS & Kay C. Wiatr, M.D.

Gary S. & Patricia J. Wilson

Dennis P. Yarnell


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                                   EXHIBIT B
                            LIMITED PARTNER INTEREST

                         MEWBOURNE ENERGY PARTNERS 98-A



Robert B. & Judith W. Cavanah

William F. Ferguson, Jr.

David T. Garrett, Inc.

Holbrook Family Trust
Joseph & Martha Holbrook, Trustees

Thomas Michael & Anne L. Knasel

Charles F. MacDonald IRA

John V. Martinkus

Paramount Transmission Corporation

Marian M. Reagan

The Sepe Family Trust
Albert J. & Margaret J. Sepe, Trustees

Sarah H. Taylor

Stanley A. Witzel